UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021 (April 6, 2021)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, CA 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

2040 Main Street, Suite 225

Irvine, California 92614

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2021, Terra Tech Corp. (the “Company”) entered into an Independent Director Agreement (the “Director Agreement”), a Director Indemnification Agreement (the “Indemnification Agreement”) and a Stock Option Agreement (the “Option Agreement”) with Tiffany Davis in connection with her appointment to the Board of Directors of the Company.

Pursuant to the Director Agreement, among other things, (1) the Company agreed to enter into a Stock Option Agreement to issue to Ms. Davis an option to purchase 409,716 shares of the Company’s Common Stock at the closing price of the Common Stock on the date of the Director Agreement and (2) the Company agreed to pay Ms. Davis cash compensation of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of the Director Agreement.

Pursuant to the Indemnification Agreement, among other things, the Company agreed to hold harmless and indemnify Ms. Davis to the fullest extent permitted by law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by Ms. Davis in any proceeding arising out of her services as a director.

Pursuant to the Option Agreement, among other things, the Company issued to Ms. Davis an option to purchase 409,716 shares of the Company’s Common Stock at the closing price of the Common Stock on the date of the Option Agreement. The stock options vest in ten installments, with the first installment of 34,722 shares vesting on date of the Option Agreement, and the remaining installments vesting equally on the first day of each month thereafter (provided Ms. Davis is a director of the Company on the applicable vesting date).

There is no material relationship between the Company or its affiliates and Ms. Davis, other than in respect of the transactions contemplated by the Director Agreement, the Indemnification Agreement and the Option Agreement.

The foregoing descriptions of the Director Agreement, the Indemnification Agreement and the Option Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, the Board of Directors of the Company appointed Ms. Davis to the Board of Directors and to the Audit Committee, Compensation Committee and Nominating Committee. Ms. Davis is the Chief Executive Officer and Chief Financial Officer of Generation Alpha, Inc.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On April 8, 2021, the Company issued a press release announcing, among other things, the matters set forth above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Independent Director Agreement between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021
10.2	Director Indemnification Agreement between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021
10.3	Stock Option Agreement between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021
99.1	Press Release, dated April 8, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: April 8, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
President and Chief Executive Officer

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